UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2005 (April 26, 2005)

PERFORMANCE FOOD GROUP COMPANY

(Exact Name of Registrant as Specified in Charter)

Tennessee	0-22192	54-0402940
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

12500 West Creek Parkway
Richmond, Virginia	23238
(Address of Principal Executive Offices)	(Zip Code)

(804) 484-7700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On April 26, 2005, Performance Food Group Company, a Tennessee corporation (the “Company”) entered into an amendment and waiver (the “Amendment and Waiver”) to the Company’s Amended and Restated Credit Agreement dated April 28, 2003, as amended (the “Credit Agreement”) by and among the Company, as borrower, the lenders party thereto, and Wachovia Bank, National Association, as administrative agent for the lenders thereunder (the “Credit Agreement”).

     The Amendment and Waiver to the Credit Agreement amends the Credit Agreement to (i) permit the Company to sell all of the capital stock of its wholly-owned subsidiaries which comprise its Fresh-cut segment and use a portion of the proceeds to pay a cash dividend to the Company’s shareholders and/or repurchase certain of the issued and outstanding capital stock of the Company; and (ii) modify certain definitions in the Credit Agreement and the financial covenant related to the Company’s Net Worth (as defined in the Credit Agreement).

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits

10.1
Amendment and Waiver, dated as of April 26, 2005, by and among Performance Food Group Company, the Lenders a party thereto and Wachovia Bank, National Association, as Administrative Agent for the Lenders.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE FOOD GROUP COMPANY
By:	/s/ John D. Austin
John D. Austin
Senior Vice President and Chief Financial Officer

Date: April 28, 2005

EXHIBIT INDEX

10.1
Amendment and Waiver, dated as of April 26, 2005, by and among Performance Food Group Company, the Lenders a party thereto and Wachovia Bank, National Association, as Administrative Agent for the Lenders.

4